CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Wells Fargo Funds Trust

We consent to the use of our report for the Wells Fargo Managed Account CoreBuilder Shares – Series G and Wells Fargo Managed Account CoreBuilder Shares – Series M, two of the funds constituting the Wells Fargo Funds Trust, dated February 25, 2011, incorporated herein by reference and to the reference to our firm under the caption “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 25, 2011